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                                                                   EXHIBIT 10.15

                                 PROMISSORY NOTE

$1,875,000.00                                              Quincy, Massachusetts
                                                               September 2, 1998

         FOR VALUE RECEIVED, on or before July 31, 2003 (the "Maturity Date"), Network Plus Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Robert T. Hale, Jr. (the "Lender") the principal sum of One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000.00), in immediately available funds at the principal offices of the Borrower located at 234 Copeland Street, Quincy, Massachusetts 02169 (or such other place as Lender may designate), together with interest on the outstanding principal amount at the rate set forth herein.

         The outstanding principal amount hereunder shall accrue interest at a per annum rate equal to the "Prime Rate". The Borrower may prepay the outstanding principal amount at any time prior to the Maturity Date without premium or penalty. As used herein, "Prime Rate" shall refer to shall mean a rate per annum equal to the rate of interest published in The Wall Street Journal, National edition as the "prime rate", changing when and as such prime rate changes.

          Interest shall be payable hereunder on the Maturity Date. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed. Upon default or after maturity or after judgment has been rendered on this Note, the principal shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2.0%) per annum. In addition to, and not in limitation of, the foregoing, during the continuance of a default hereunder, to the extent permitted by law, overdue interest, fees (including reasonable attorney's fees and the commitment fee) and other charges payable hereunder shall bear interest from and including the due date hereof until paid at a rate per annum equal to the Prime Rate plus two percent (2.0%) per annum. Such rate shall be in effect until all the obligations of the Borrower to the Lender are paid in full. In no event shall any interest be at a rate in excess of the maximum rate permitted by law.

         At the option of the holder, this Note shall become immediately due and payable upon the occurrence and during the continuance at any time of any of the following events of default (each an "Event of Default"): (1) default in the payment or performance of this or any other liability or obligation of the maker, including the payment of any installment hereunder, or of any endorser or guarantor of any obligation or liability of the maker, to the holder; (2) the liquidation, or the appointment of a receiver for the maker or its property as a whole; (3) the institution by the maker of any proceedings under the United States Bankruptcy Code or any other federal or state law in which the maker is alleged to be insolvent or unable to pay his debts as they mature or the making by the undersigned of an assignment or trust mortgage for the benefit of creditors; or (4)(a) the institution against the maker of any proceedings under the United States Bankruptcy Code or of any other federal or state law in which the maker is alleged to be insolvent or unable to pay his debts as they mature, and (b) the failure of the maker to cause such proceedings to be dismissed or stayed within 30 days; whereupon the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by applicable law.

         Any expenses incurred in connection with the enforcement or collection of the amounts owing hereunder or the Lender's rights hereunder, including reasonable attorney's fees, shall be paid by the Borrower.

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         This Note and the rights as described herein are not assignable in whole or in part by the Borrower, and are personal to the Borrower and may not be relied upon by any other party.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

         None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the holder expressly referring hereto and setting forth the provision so excluded, modified or amended.

         ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

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         EXECUTED as of this 2nd day of September, 1998 as an instrument under seal.


                                         NETWORK PLUS CORP.



                                         By: /s/ James J. Crowley
                                             --------------------------------
                                         Name: James J. Crowley
                                         Title: Executive Vice President and
                                                Chief Operating Officer



AGREED:


/s/ Robert T. Hale, Jr.
------------------------
Robert T. Hale, Jr.